Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99204
(509) 624_1478
FAX (509) 747_1770

CONSENT

Gentlemen:

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Summit Exploration Inc.

DATED this 7th day of April, 2006.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak